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                                                                     EXHIBIT 8.1


                         [CHAPMAN AND CUTLER LETTERHEAD]


                                  June 2, 2000



GreatAmerica Leasing Receivables 2000-1, L.L.C.
625 First Street SE, Suite 701
Cedar Rapids, Iowa  52401

GreatAmerica Leasing Corporation
625 First Street, Suite 800
Cedar Rapids, Iowa  52401

Dear Sirs:

         You have asked our opinion regarding the characterization for Federal income tax purposes of certain obligations being issued by GreatAmerica Leasing Receivables 2000-1, L.L.C. (the "Issuer"). It is our understanding that the Issuer will be issuing its Receivable-Backed Notes, Series 2000-1, Class A-1 (the "Class A-1 Notes"), Receivable-Backed Notes, Series 2000-1, Class A-2 (the "Class A-2 Notes"), Receivable-Backed Notes, Series 2000-1, Class A-3 (the "Class A-3 Notes") and Receivable-Backed Notes, Series 2000-1, Class A-4 (the "Class A-4 Notes," and together with the Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes, the "Class A Notes") and Receivable-Backed Notes, Series 2000-1, Class B (the "Class B Notes," and together with the Class A Notes, the "Notes" ), under an Indenture (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as the trustee (the "Trustee").

         In rendering our opinion, we will have reviewed and relied upon various documents relating to both the Notes and the Issuer including, without limitation various representations and certifications of the Issuer with respect to which we have no independent knowledge, the letters from Fitch IBCA, Inc. and Standard & Poor's with respect to the ratings for the Class A Notes and the Class B Notes, the Indenture, and such matters of law as we have deemed appropriate. Capitalized terms not defined herein shall have the meanings given to them in the Indenture. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as original, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that each of the parties to each of the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), among the Issuer, GreatAmerica Leasing Corporation, as Servicer and the Trustee, the Indenture and the Limited Liability Company Agreement entered into and effective as of March 22, 2000, as amended (the "Limited Liability Company Agreement") (collectively, the Transfer and Servicing Agreement, the Indenture and the Limited Liability Company Agreement are hereafter referred to as, the "Transaction Documents"), has and will fully comply with all of its obligations thereunder without amendment or waiver, and that there are not, and will not be any, arrangements, understandings or agreements among any of the parties relating to the issuance of the Notes other than those expressly set forth in the Transaction Documents.

         Based on the foregoing, we are of the opinion that on the date the Notes are issued, under existing United States Federal income tax law as of the date hereof, assuming the accuracy of the aforementioned representations and assumptions on the date the Notes are issued, as well as continuing satisfaction of such representations and assumptions, although there is no definitive authority on the facts presented here, the Notes will be treated as indebtedness for United States Federal income tax purposes.

         Our opinion is based on the Internal Revenue Code of 1986, the regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the Internal Revenue Code of 1986, the regulations promulgated thereunder and other relevant authorities and law may cause the tax treatment of the Notes to be materially different from that described above. Our opinion represents only our legal judgment and, unlike a tax ruling, is binding neither on the Internal Revenue Service nor a court of law, and has no official status of any kind. The Internal Revenue Service or a court of law could disagree with the opinion expressed herein.

         This opinion, as qualified and limited herein, is strictly limited to the characterization of the Notes for United States Federal income tax purposes, and we express no opinion with respect to any other considerations which may arise relating to the Notes, any other taxes or any other matters arising under United States Federal, state, local or foreign law.

         The information in the Registration Statement under "Material Federal Income Tax Considerations" to the extent that it constitutes statements of matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us under the heading "Material Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,


                                          /s/ Chapman and Cutler
                                          -----------------------------------
                                          CHAPMAN AND CUTLER



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                         [CHAPMAN AND CUTLER LETTERHEAD]


                                  June 2, 2000



GreatAmerica Leasing Receivables 2000-1, L.L.C.
625 First Street SE, Suite 701
Cedar Rapids, Iowa  52401

GreatAmerica Leasing Corporation
625 First Street, Suite 800
Cedar Rapids, Iowa  52401

Dear Sirs:

         You have asked our opinion regarding the classification for Federal income tax purposes of GreatAmerica Leasing Receivables 2000-1, L.L.C. (the "Issuer"). It is our understanding that the Issuer will be issuing its Receivable-Backed Notes, Series 2000-1, Class A-1 (the "Class A-1 Notes"), Receivable-Backed Notes, Series 2000-1, Class A-2 (the "Class A-2 Notes"), Receivable-Backed Notes, Series 2000-1, Class A-3 (the "Class A-3 Notes") and Receivable-Backed Notes, Series 2000-1, Class A-4 (the "Class A-4 Notes," and together with the Class A-1 Notes, the Class A-2 Notes, and the Class A-3 Notes, the "Class A Notes") and Receivable-Backed Notes, Series 2000-1, Class B (the "Class B Notes," and together with the Class A Notes, the "Notes" ), under an Indenture (the "Indenture"), between the Issuer and The Chase Manhattan Bank, as the trustee (the "Trustee").

         In rendering our opinion, we will have reviewed and relied upon various documents relating to both the Notes and the Issuer including, without limitation various representations and certifications of the Issuer with respect to which we have no independent knowledge, the Indenture, and such matters of law as we have deemed appropriate. Capitalized terms not defined herein shall have the meanings given to them in the Indenture. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as original, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have further assumed that each of the parties to each of the Transfer and Servicing Agreement (the "Transfer and Servicing Agreement"), among the Issuer, GreatAmerica Leasing Corporation, as Servicer and the Trustee, the Indenture and the Limited Liability Company Agreement entered into and effective as of March 22, 2000, as amended (the "Limited Liability Company Agreement") (collectively, the Transfer and Servicing Agreement, the Indenture and the Limited Liability Company Agreement are hereafter referred to as, the "Transaction Documents"), has and will fully comply with all of its obligations thereunder without amendment or waiver, and that there are not, and will not be any,


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arrangements, understandings or agreements among any of the parties relating to the issuance of the Notes other than those expressly set forth in the Transaction Documents.

         Based on the foregoing, we are of the opinion that on the date the Notes are issued, under existing United States Federal income tax law as of the date hereof, assuming the accuracy of the aforementioned representations and assumptions on the date the Notes are issued, as well as continuing satisfaction of such representations and assumptions, that for Federal income tax purposes the Issuer will not be treated as an association taxable as a corporation.

         Our opinion is based on the Internal Revenue Code of 1986, the regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the Internal Revenue Code of 1986, the regulations promulgated thereunder and other relevant authorities and law may cause the tax treatment of the Issuer to be materially different from that described above. Our opinion represents only our legal judgment and, unlike a tax ruling, is binding neither on the Internal Revenue Service nor a court of law, and has no official status of any kind. The Internal Revenue Service or a court of law could disagree with the opinion expressed herein.

         This opinion, as qualified and limited herein, is strictly limited to the classification of the Issuer for United States Federal income tax purposes, and we express no opinion with respect to any other considerations which may arise relating to the Issuer, any other taxes or any other matters arising under United States Federal, state, local or foreign law.

         The information in the Registration under "Material Federal Income Tax Considerations" to the extent that it constitutes statements of matters of law or legal conclusions, has been reviewed by us and is correct in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Material Federal Income Tax Considerations" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                             Very truly yours,


                                             /s/ Chapman and Cutler
                                             -------------------------------
                                             CHAPMAN AND CUTLER